[USAA LOGO APPEARS HERE]     USAA LIFE INSURANCE COMPANY

                                February 29, 1996

U.S. Securities & Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549

VIA EDGAR

Re:  USAA Life Investment Trust filing of Form N-SAR
     Investment Company Act of 1940 registration number 811-8672

Commissioners:

Accompanying is the above-referenced registrant's filing on form N-SAR for the fiscal year ending December 31, 1995. Please note that the filing includes an attachment pursuant to item 77B, the auditor's report on internal control. Another document was submitted in response to item 77B in paper form under cover of Form S-E. It has come to our attention that the document filed in paper form contained an error. Therefore, the auditor's report which accompanies this filing should be considered to supersede the paper filing.

If you have any questions regarding the auditor's report or this filing, please call me directly at 1-800-531-8000, extension 80676.

				Sincerely,

				/s/ Dwain A. Akins

				Dwain A. Akins
				Assistant Secretary